Kauf- und Abtretungsvertrag über Geschäftsanteile

Share Purchase and Transfer Agreement

zwischen

between

Frau Rechtsanwältin Angelika Amend als Insolvenzverwalterin der IndustriePlanung Fischer AG, Minnholzweg 2b, 61476 Kronberg

Mrs Angelika Amend, attorney at law, as insolvency administrator of Industrie-Planung Fischer AG, Minnholzweg 2b, 61476 Kronberg

- nachfolgend „Verkäuferin" genannt -

- hereinafter referred to as "Seller" -

und

and

Blitz 06-149 GmbH, eingetragen im Handelsregister des Amtsgerichts München unter HR B 163 151 (zukünftig: ACTANOL BioEngineering GmbH)

Blitz 06-149 GmbH, registered in the Commercial Register of the local court of Munich under HR B 163 151 (in future: ACTANOL BioEngineering GmbH)

- nachfolgend „Käuferin" genannt -

- hereinafter referred to as "Buyer" -

Vorbemerkungen

Preliminary Remarks

A. Die IndustriePlanung Fischer AG (nachfolgend auch „IPF AG" genannt) ist am Stammkapital der IPF Germany GmbH (eingetragen im Handelsregister des Amtsgerichts Bad Homburg v. d. Höhe unter der Nummer HR B 7707) von € 25.000.- mit einem Geschäftsanteil in Höhe von € 24.700 beteiligt (nachfolgend „Geschäftsanteil").

A. IndustriePlanung Fischer AG (hereinafter also referred to as "IPF AG") has a participation in the share capital of IPF Germany GmbH (registered in the Commercial Register of the Local Court of Bad Homburg v. d. Höhe under HR B 7707) amounting to €25.000.00 with one share in the amount of € 24.700.00 (hereinafter

Herr Axel Gläser, Herr Martin Stuckhardt und Herr Holger Erker sind mit jeweils einem Geschäftsanteil in Höhe von EUR 100.00 am Stammkapital der IPF Germany GmbH beteiligt.

referred to as "Share"). Mr. Axel Gläser, Mr. Martin Stuckhardt and Mr. Holger Erker participate in the share capital of IPF Germany GmbH with one share in the amount of EUR 100.00 each.

B. Das Amtsgericht Bad Homburg hat mit Beschluss vom 30.6.2006 das Insolvenzverfahren über das Vermögen der IPF AG eröffnet und Frau Rechtsanwältin Angelika Amend zur Insolvenzverwalterin bestellt.

B. The local court of Bad Homburg decided on 30 June 2006 to commence insolvency proceedings regarding the assets of IPF AG and to appoint Mrs. Angelika Amend, attorney at law, as insolvency administrator.

C. Die Verkäuferin beabsichtigt, den Geschäftsanteil an der IPF Germany GmbH zu den Bedingungen dieses Vertrages an die Käuferin zu verkaufen, die daran interessiert ist, den Geschäftsanteil zu diesen Bedingungen zu erwerben.

C. The Seller intends to sell its Share in IPF Germany GmbH on the conditions set forth in this Agreement to the Buyer who is interested in acquiring the Share on the conditions set forth in this Agreement.

Dies vorausgeschickt, erklären die Erschienen, handelnd wie angegeben, was folgt:

Therefore the persons appeared, acting in the positions as indicated above, declare as follows:

1. Kauf- und Übertragungsvertrag

1. Purchase and Transfer Agreement

1.1 Die Verkäuferin verkauft und überträgt hiermit unter der aufschiebenden Bedingung der vollständigen Bezahlung des Kaufpreises gemäß nachstehender Ziffer 1.2 an die dies annehmende Käuferin den Geschäftsanteil mit dem Recht auf alle am 31.12.2005 noch nicht ausgeschütteten Gewinne und alle Ge-

1.1 Seller hereby sells and transfers, on the condition precedent of complete payment of the acquisition price pursuant to Section 1.2 below, the Share, including the right to receive all profits which have not been distributed on 31 December 2005 and all rights to receive profits from that point in time on-

winnbezugsrechte ab diesem Zeitpunkt (nachfolgend „Kaufgegegenstand“ genannt).

wards to Buyer accepting the sale and transfer (hereinafter referred to as "Object of Purchase").

1.2 Der Kaufpreis für den Verkauf und die Übertragung des Kaufgegenstandes beträgt € .7.000,00.. (in Worten:.siebentausend Euro)

1.2 The purchase price for the sale and transfer of the Object of Purchase amounts to **€ 7.000,00 (in words: seventhousend euros)**

1.3 Der Kaufpreis ist sofort fällig und zahlbar durch Überweisung auf das Konto RAin Amend IP Fischer AG Commerzbank Offenbach Konto Nr. 425687180 BLZ 50540028. Verzug tritt jedoch nicht ein vor Ablauf des 28. August 2006.

1.3 The purchase price shall be due immediately and payable by bank transfer into the following account of Seller: RAin Amend IP Fischer AG Commerzbank Offenbach, account number 425687180, bank code (BLZ) 50540028. However, default shall not occur before expiration of August 28, 2006.

2. Rechtsbeziehung zwischen der Verkäuferin und der IPF Germany GmbH sowie Verpflichtungen der Käuferin

2. Legal Relations between Seller and IPF Germany GmbH as well as Obligations of Buyer

2.1 Die Verkäuferin hat mit der IPF Germany GmbH den als Anlage 1 ohne zu dieser Urkunde beigefügten Kaufvertrag über den Geschäftsbetrieb der IndustriePlanung Fischer Aktiengesellschaft geschlossen. Die Käuferin stimmt diesem Vertrag zu und tritt den Verpflichtungen der IPF Germany GmbH gegenüber der Verkäuferin bei (Schuldbeitritt).

2.1 Seller concluded the purchase agreement attached to this deed as without Annex 1 with IPF Germany GmbH regarding the business of IndustriePlanung Fischer Aktiengesellschaft. The Buyer agrees to this agreement and enters into the obligations of IPF Germany GmbH vis-à-vis the Seller (Collateral Promise).

2.2 Zusätzlich zu der Verpflichtung zur Zahlung des Kaufpreises verpflichtet sich die Käuferin der IPF Germany GmbH auf Anforderung für einen Zeitraum von höchstens zwei

2.2 In addition to the obligation to pay the purchase price, Buyer obliges itself to provide IPF Germany GmbH with an interest bearing working capital loan in the amount

Monaten nach ihrem Erwerb einen marktüblich verzinsten Betriebsmittelkredit in Höhe von bis zu EUR 250.000 zur Verfügung zu stellen, wobei hierfür die wirtschaftliche Notwendigkeit unter Zugrundelegung einer vernünftigen kaufmännischen Betrachtung darzulegen ist. Alternativ kann die Käuferin der IPF Germany GmbH auch Eigenkapital in entsprechender Höhe zur Verfügung stellen.

of up to EUR 250.000 for a period not exceeding two months following the acquisition whereas the business need shall be set out from the perspective of a reasonable businessman. As an alternative, Buyer can provide IPF Germany GmbH with equity copital in the respective amount.

3. Sicherheiten

Zur Sicherung der Ansprüche der Verkäuferin aus Ziffer 1 und Ziffer 2 dieses Vertrages wird die Käuferin sofort nach Genehmigung des Vertrages durch die Käuferin einen Betrag von € 250.000 auf ein Treuhandkonto einzahlen, über welches die Verkäuferin und die Käuferin nur gemeinschaftlich verfügen können (Undkonto).

3. Securities

For securing the Seller's claims arising from Section 1 and Section 2 of this Agreement. Buyer shall pay an amount of € 250,000 immediately after the approval of this Agreement by Buyer into an escrow account which can only be disposed of jointly by Seller and Buyer (And-Account).

4. Gewährleistungen der Verkäuferin

4.1 Die Verkäuferin übernimmt gegenüber der Käuferin die folgende Gewährleistung:

Die IPF AG ist Inhaberin des Geschäftsanteils.

Die Einlage auf den Geschäftsanteil wurde vollständig erbracht und nicht zurückbezahlt.

4. Representations and Warranties by the Seller

4.1 Seller assumes the following representations and warranties vis-à-vis Buyer:

IPF AG is the owner of the Share.

The contributions with regard to Share was made in fully and have not been repaid.

Die Verkäuferin hat keine Verfügungen über den Kaufgegenstand getroffen noch Dritten irgendwelche Rechte an dem Kaufgegenstand eingeräumt.

The Seller has neither taken any dispositions on the Object of Purchase nor granted any rights regarding the Object of Purchase to third parties.

Die Beteiligungsverhältnisse sind tatsächlich so, wie in den Vorbemerkungen beschrieben.

The participations actually are like they are described in the preliminary remarks.

4.2 Weiterhin übernimmt die Verkäuferin gegenüber der Käuferin nach bestem Wissen die folgende Gewährleistung:

4.2 Furthermore, Seller assumes the following warranties vis-à-vis Buyer to the best of its knowledge:

a) Der Kaufgegenstand ist nicht mit irgendwelchen Rechten Dritter belastet.

a) The Object of Purchase is not burdened with any rights of third parties.

b) Der Kaufgegenstand und die Rechte daraus sind weder Gegenstand von Nießbrauchsrechten Dritter noch von Unterbeteiligungen. Treuhand oder ähnlichen Rechtsverhältnissen.

b) The Object of Purchase and rights thereto are neither subject matter of usufructuary rights of third parties nor of sub-participations, trust relationships or similar legal circumstances.

Ein Gewährleistungsfall aus den in dieser Ziffer 4.2 abgegebenen Erklärungen besteht nur, wenn die Verkäuferin Kenntnis oder grobfahrlässige Unkenntnis von der Unrichtigkeit oder Unvollständigkeit der vorstehenden Gewährleistungen hatte. Der Verkäuferin wird die eigene Kenntnis zugerechnet sowie die der für sie im Rahmen des Insolvenzfalls IPF AG tätigen Mitarbeiter ihrer Kanzlei.

A case of warranty arising from the declarations given in Section 4.2 shall only occur when the Seller had knowledge of the incorrectness or incompleteness of the aforementioned warranties or its lack of knowledge is due to gross negligence. The Seller will be assigned its own knowledge as well as the knowledge of employees of the law firmwho are working for the Seller in connection with the insolvency proceedings regarding IPF AG.

4.3 Weitere Gewährleistungsansprüche bestehen nicht. Die Parteien sind sich darüber einig, dass für die Gewährleistungsansprüche eine Verjährungsfrist von einem Jahr ab Unterzeichnung dieses Vertrages gilt.

4.3 There shall be no further warranty claims. The parties agree that a statute of limitation of one year upon signing of this Agreement applies for any warranty claims.

4.4 Die Verpflichtungen der Verkäuferin auf Grund vorstehender Gewährleistungen sind auf den Kaufpreis für die jeweilige Gesellschaft beschränkt.

4.4 The Seller's obligations arising from the aforementioned warranties shall be limited to the purchase price for the respective company.

5. Zustimmungserklärungen der Gesellschaften und der Gesellschafter

5. Declarations of Consent of the Companies and the Shareholders

Die Gesellschafter der IPF Germany GmbH haben einem Verkauf und einer Übertragung des Kaufgegenstands an die Käuferin zugestimmt und auf ihnen etwa zustehende Vorkaufsrechte verzichtet. Die IPF Germany GmbH hat dem Verkauf und der Übertragung des Geschäftsanteils gemäß § 17 GmbHG in gesonderter Erklärung bereits zugestimmt.

The shareholders of IPF Germany GmbH have approved the sale and transfer of the Object of Purchase to Buyer and have waived possible pre-emption rights. IPF Germany GmbH has already approved the sale and transfer of the share pursuant to Sec. 17 German Limited Liability Companies' Act in a separate declaration.

6. Kosten

6. Costs

Die Kosten der Beurkundung dieses Vertrages und seiner Abwicklung trägt die Käuferin. Im Übrigen trägt jede Partei ihre eigenen Beratungskosten.

The costs for the notarization of this Agreement and its execution shall be born by the Buyer. Apart from that, each party shall bear its own consultancy fees incurred.

7. Schlussbestimmungen

7. Final Provisions

7.1 Sollte eine Bestimmung dieses Vertrages unwirksam sein oder werden oder eine an sich notwendige Regelung nicht enthalten sein, so wird dadurch die Wirksamkeit der übrigen Bestimmungen dieses Vertrages nicht berührt. An Stelle der unwirksamen Bestimmungen oder zur Ausfüllung der Regelungslücke gilt eine rechtliche zulässige Regelung, die soweit wie möglich dem entspricht, was die Vertragsparteien wirtschaftlich gewollt haben und nach Sinn und Zweck dieses Vertrages gewollt haben würden, wenn sie die Regelungslücke erkannt hätten.

7.1 Should any provision of this Agreement be or become ineffective, or should this Agreement lack a necessary provision, this shall not affect the validity of the remaining provisions. Instead of the ineffective provision or the loophole, a legally permissible provision shall apply which comes closest to the intention of the parties and what they would have intended economically pursuant to the sense and purpose of this Agreement had they recognized the loophole.

7.2 Die Käuferin wird der Verkäuferin und ihren Bevollmächtigten auch nach dem heutigen Tage Einsicht in alle die Zeit bis heute betreffenden Geschäftsbücher und Unterlagen der Gesellschaften gewähren, soweit ein solches Einsichtsrecht in angemessenem Umfang aus steuerlichen Gründen, oder aus Gründen der Abwehr von Ansprüchen oder aus sonstigen berechtigten Gründen geltend gemacht wird.

Zu diesem Zweck wird die Käuferin ggf. von ihren Gesellschafterrechten Gebrauch machen (z. B. durch Weisung an die Geschäftsleitungen) um der Verkäuferin die Einsicht entsprechend der vorgenannten Bestimmung zu ermögli-

7.2 Buyer will, also after today, allow the Seller and its representatives inspection of all accounting records and company documents concerning the period before and including today, as far as such an inspection right is claimed to a reasonable extent for tax reasons, or reasons arising from defending claims or other justified reasons.

For this purpose, Buyer shall make use of its shareholder's rights (e.g. by a respective instruction to the management), if necessary, in order to provide an insight to Seller pursuant to the aforementioned provision.

chen.

7.3 Änderungen und Ergänzungen dieses Vertrages sowie nach diesem Vertrag abzugebende Erklärungen bedürfen zu ihrer Wirksamkeit der Schriftform, soweit keine notarielle Beurkundung vorgesehen ist.

7.3 Changes and amendments to this Agreement as well as declarations to be given pursuant to this Agreement require the written form to be effective, unless notarization is required.

7.5 Dieser Vertrag unterliegt dem Recht der Bundesrepublik Deutschland. Gerichtsstand für alle Streitigkeiten aus oder im Zusammenhang mit diesem Vertrag einschließlich solcher über seine Wirksamkeit ist Frankfurt am Main.

7.5 This Agreement shall be construed under the laws of the Federal Republic of Germany. Place of jurisdiction for all disputes arising from or in connection with this Agreement, including those concerning its effectiveness, shall be Frankfurt am Main.

7.6 Die Verkäuferin ist zum Rücktritt von diesem Vertrag berechtigt, sofern die Käuferin den Vertrag nicht bis zum 25. August 2006, 24:00 Uhr genehmigt hat (Eingang der Genehmigung bei der Verkäuferin).

7.6 Seller shall be entitled to rescind this Agreement if Buyer has not approved this Agreement until August 25, 2006, 24:00 h at the latest (receipt of the approval by Seller).

7.7 Dieser Kauf- und Abtretungsvertrag ist in deutscher und englischer Sprache ausgefertigt. Im Zweifel ist der deutsche Wortlaut dieses Kauf- und Abtretungsvertrages (linke Spalte) maßgebend.

7.7 This Purchase and Transfer Agreement is drafted in German and English language. In cases of doubt, the German wording (left column) shall prevail.

8. Belehrungen

~~Der beurkundende Notar belehrt die Erschienenen:~~

•

8. Instructions

~~The notary instructs the persons present:~~

•

2 Sätze gestrichen

Weiterhin belehrte der Notar über die Haftung des Erschienenen zu 1.) als VERKÄUFER und der von dem Erschienenen zu 2.) Vertretenen als KÄUFER bei nicht eingezahlten Geschäftsanteilen.

Further, the notary public instructed the person present 1.) as Seller and the company represented by the person present 2.) as Buyer about their liability with regard to not fully paid-in shares.

Die Erschienenen weisen den amtierenden Notar an, dem VERKÄUFER, dem KÄUFER, der IPF Germany GmbH, dem zuständigen Finanzamt sowie dem Handelsregister je eine beglaubigte Fotokopie dieser Urkunde zu übersenden.

The persons present instruct the notarizing notary public to provide Seller, Buyer, IPF Germany GmbH, the competent fiscal authorities as well as the Commercial Register each with an authenticated copy of this deed.

Eine unbeglaubigte Kopie dieser Urkunde ist zu senden an die Kanzlei Reed Smith LLP, z. Hd. Herrn RA Dr. Michael I. Fischer.

An unauthenticated copy of this deed shall be sent to the law firm Reed Smith LLP, attn. Dr. Michael I. Fischer, attorney-at-law.

Dieses Protokoll nebst Anlage wurde den Erschienenen vorgelesen, von ihnen genehmigt und von ihnen und dem amtierenden Notar eigenhändig, wie folgt, unterschrieben:

This minutes including attachments have been read before the persons present. The minutes are approved and have been signed from the persons present and the notary as follows: